Exhibit 10.56.1

ServiceMaster Global Holdings, Inc.

Schedule of Signatories to a Director Indemnification Agreement

John Krenicki, Jr.

Robert J. Gillette

Richard P. Fox

Darren M. Friedman

Sarah Kim

Stephen J. Sedita

Thomas C. Tiller, Jr.

David H. Wasserman